EXHIBIT 10.39

AMENDMENT 2011-1

THE PNC FINANCIAL SERVICES GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) sponsors The PNC Financial Services Group, Inc. Employee Stock Purchase Plan;

WHEREAS, the Corporation wishes to amend the Plan to reflect the Corporation’s adoption of The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan, effective January 1, 2012; and

WHEREAS, Section 6.3 of the Plan permits the non-material amendment of the Plan at any time without approval of the shareholders of the Corporation.

NOW, THEREFORE, IT IS RESOLVED, that, the Plan is hereby amended as follows, effective as of January 1, 2012 (or such other date as set forth herein):

1. The definition of “Compensation” under Section 1.2 of the Plan (“Definitions”) is amended in its entirety to read as follows:

“Compensation means the regular remuneration paid to an Employee by the Corporation or Designated Subsidiary which: (i) in the case of an Employee who receives commission income, means commissions and (ii) in the case of any other Employee, means base salary or wage amount, that, in either (i) or (ii), would be included in the Employee’s U.S. taxable income but for the fact that such amount was contributed by the Employee to a tax-qualified plan pursuant to an elective deferral under Section 401(k) of the Code, was contributed by the Employee under a flexible benefit arrangement described in Section 125 of the Code, or was deferred by the Employee’s election pursuant to the terms of the SISP or the DCIP or any successor plan to the DCIP. Effective January 1, 2010, for the avoidance of doubt, in the case of an Employee who is paid outside of the United States, the Plan Manager shall determine in its sole discretion such Employee’s Compensation in a manner consistent with the foregoing and the tax rules governing the jurisdiction where such individual is primarily employed.”

2. The term “DCIP” is hereby added to Section 1.2 of the Plan (“Definitions”) in alphabetical order to read as follows:

“DCIP means The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 16 day of December, 2011 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley Executive Vice President and Chief Human Resources Officer